Exhibit 4 under Form N-14





                      AGREEMENT AND PLAN OF REORGANIZATION

     AGREEMENT AND PLAN OF REORGANIZATION dated as of June __, 2002 (the "Agreement') between The Arbor Fund, a Massachusetts business trust ("Arbor"), on behalf of its portfolios listed on Schedule A hereto (individually a "Selling Fund" and collectively the "Selling Funds"), with its principal place of business at One Freedom Valley Drive, Oaks, Pennsylvania 19456 and Golden Oak(R) Family of Funds, a Delaware business trust ("Golden Oak"), on behalf of its portfolios listed on Schedule A hereto (individually a "Successor Fund" and collectively the "Successor Funds").

     WHEREAS, the Board of Trustees of Arbor and the Board of Trustees of Golden Oak have determined that it is in the best interests of Arbor and Golden Oak, respectively, that the assets of the Selling Funds be acquired by the Successor Funds pursuant to this Agreement; and

     WHEREAS, the parties desire to enter into a plan of reorganization which would constitute a reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended (the "Code"):

     NOW THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth, the parties hereto agree as follows:

         1.    Plan of Reorganization.
               ----------------------

               (a) Subject to the terms and conditions set forth herein, each Selling Fund shall assign, transfer and convey its assets, including all securities and cash held by such Selling Fund (subject to the liabilities of the Selling Fund) to the corresponding Successor Fund set forth opposite each Selling Fund's name on Schedule A hereto, and each such Successor Fund shall acquire all of the assets of the corresponding Selling Fund (subject to the liabilities of each such Selling Fund) in exchange for full and fractional shares of beneficial interest of the Successor Fund set forth on Schedule A hereto (the "Successor Fund Shares"), to be issued by Golden Oak, having an aggregate net asset value equal to the value of the net assets of the Selling Fund, such Successor Fund Shares as provided in Section 1(e) hereof to be issued to holders of the corresponding class of each Selling Fund specified on Schedule A hereto. The value of the assets of each Selling Fund and the net asset value per share of the Successor Selling Fund Shares shall be computed as of the close of the New York Stock Exchange (normally 4:00 p.m. Eastern time) on the Exchange Date (such time and date being hereinafter called the "Valuation Time") in accordance with the procedures for determining the value of the Successor Fund's assets set forth in the Successor Fund's organizational documents and the then-current prospectus and statement of additional information for the Successor Fund that forms a part of the Successor Fund's Registration Statement on Form N-1A (the "Registration Statement"). In lieu of delivering certificates for the Successor Fund Shares, Golden Oak shall credit the Successor Fund Shares to each Selling Fund's account on the share record books of Golden Oak and shall deliver a confirmation thereof to such Selling Fund. Arbor shall then deliver written instructions to Golden Oak's transfer agent to establish accounts for the shareholders on the share record books relating to each Successor Fund.

               (b) Delivery of the assets of each Selling Fund to be transferred shall be made on the Exchange Date (as defined herein). Assets transferred shall be delivered to State Street Bank and Trust Company, Golden Oak's custodian (the "Custodian"), for the account of Golden Oak and the Successor Fund with all securities not in bearer or book entry form duly endorsed, or accompanied by duly executed separate assignments or stock powers, in proper form for transfer, with signatures guaranteed, and with all necessary stock transfer stamps, sufficient to transfer good and marketable title thereto (including all accrued interest and dividends and rights pertaining thereto) to the Custodian for the account of Golden Oak and the Successor Fund free and clear of all liens, encumbrances, rights, restrictions and claims. All cash delivered shall be in the form of immediately available funds payable to the order of the Custodian for the account of Golden Oak and the Successor Fund.

               (c) Each Selling Fund will pay or cause to be paid to each corresponding Successor Fund any interest received on or after the Exchange Date with respect to assets transferred from a Selling Fund to its corresponding Successor Fund hereunder and any distributions, rights or other assets received by the Selling Fund after the Exchange Date as distributions on or with respect to the securities transferred from the Selling Fund to the Successor Fund hereunder. All such assets shall be deemed included in assets transferred to the Successor Fund on the Exchange Date and shall not be separately valued.

               (d) The Exchange Date shall be August 23, 2002, or such earlier or later date as may be mutually agreed upon by the parties.

               (e) As soon as practicable after the Exchange Date, each Selling Fund shall distribute all of the Successor Fund Shares received by it among the shareholders of such Selling Fund in proportion to the number of shares each such shareholder holds in the Selling Fund and shall take all other steps necessary to effect its termination. After the Exchange Date, no Selling Fund shall conduct any business except in connection with its termination.

               (f) Any transfer taxes payable upon the issuance of Successor Fund Shares in a name other than the registered holder of the Selling Fund shares on the books of the Selling Fund as of that time shall, as a condition of such issuance and transfer, be paid by the person to whom such Successor Fund Shares are to be issued and transferred.

               (g) Any reporting responsibility of each Selling Fund is and shall remain the responsibility of such Selling Fund.

               (h) All books and records of each Selling Fund, including all books and records required to be maintained under the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations thereunder, shall be available to the corresponding Successor Fund from and after the Exchange Date and shall be turned over to the Successor Fund as soon as practicable following the Exchange Date.

               (i) Subject to the conditions set forth in this Agreement, the failure of one of the Selling Funds to consummate the transactions contemplated hereby shall not affect the consummation or validity of the reorganization with respect to any other Selling Fund, and the provisions of this Agreement shall be construed to effect this intent, including, without limitation, as the context requires, construing the terms "Successor Fund" and "Selling Fund" as meaning only those series of Golden Oak and Arbor, respectively, which are involved in the reorganization as of the Exchange Date.
         2.    Arbor's Representations and Warranties.  Arbor, on behalf of each
               --------------------------------------
Selling Fund, represents and warrants to and agrees with Golden Oak, on behalf of such Successor Fund, as follows:

               (a) Arbor is a business trust duly organized and validly existing under the laws of the Commonwealth of Massachusetts and has power to own all of its properties and assets and, subject to the approval of its shareholders as contemplated hereby, to carry out this Agreement.

               (b) This Agreement has been duly authorized, executed and delivered by Arbor and is valid and binding on each Selling Fund, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, and other similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity. The execution and delivery of this Agreement does not and will not, and the consummation of the transactions contemplated by this Agreement will not, violate Arbor's Declaration of Trust or By-Laws or any agreement or arrangement to which any Selling Fund is a party or by which it is bound.

               (c) Arbor is registered under the 1940 Act, as an open-end management investment company, and such registration has not been revoked or rescinded and is in full force and effect.

               (d) Except as shown on the audited financial statements of a Selling Fund for its most recently completed fiscal period and as incurred in the ordinary course of such Selling Fund's business since then, no Selling Fund has any known liabilities of a material amount, contingent or otherwise, and there are no legal, administrative or other proceedings pending or, to Arbor's knowledge, threatened against any Selling Fund.

               (e) On the Exchange Date, Arbor will have full right, power and authority to sell, assign, transfer and deliver each Selling Fund's assets to be transferred by it hereunder.

               (f) No Selling Fund has any material contracts or other commitments (other than this Agreement) that will be terminated with liability to it before the Exchange Date.

               (g) Each Selling Fund has elected to qualify and has qualified as a "regulated investment company" under the Code (a "RIC") as of and since its first taxable year, has been a RIC under the Code at all times since the end of its first taxable year, when it so qualified; and qualifies and will continue to qualify as a RIC under the Code through the Exchange Date. All federal and other tax returns and reports of each Selling Fund required by law to be filed, have been filed, and all federal and other taxes shown as due on such returns and reports have been paid, or provision shall have been made for the payment thereof. To the best of Arbor's knowledge, no such return is currently under audit, and no assessment has been asserted with respect to such returns.

               (h) The current prospectuses and statements of additional information of the Selling Funds conform in all material respects to the applicable requirements of the Securities Act of 1933, as amended (the "1933 Act") and the 1940 Act and the rules and regulations thereunder, and do not include any untrue statement of a material fact or omit to state a material fact required to be stated or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

         3.    Golden Oak's Representations and Warranties.  Golden Oak, on
               -------------------------------------------
behalf of each Successor Fund, represents and warrants to and agrees with Arbor, on behalf of each Selling Fund, as follows:

               (a) Golden Oak is a business trust duly organized, validly existing and in good standing under the laws of the State of Delaware and has power to carry on its business as it is now being conducted and to carry out this Agreement.

               (b) This Agreement has been duly authorized, executed and delivered by Golden Oak and is valid and binding on each Successor Fund, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, and other similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity. The execution and delivery of this Agreement does not and will not, and the consummation of the transactions contemplated by this Agreement will not, violate Golden Oak's Declaration of Trust or By-Laws or any agreement or arrangement to which each Successor Fund is a party or by which it is bound.

               (c) Golden Oak is registered under the 1940 Act as an open-end management investment company and such registration has not been revoked or rescinded and is in full force and effect.

               (d) No Successor Fund has any known liabilities of a material amount, contingent or otherwise, and there are no legal, administrative or other proceedings pending or, to Golden Oak's knowledge, threatened against any Successor Fund. Other than organizational activities, no Successor Fund has engaged in any business activities.

               (e) At the Exchange Date, the Successor Fund Shares to be issued to the Selling Funds (the only Successor Fund Shares to be issued as of the Exchange Date, except for the initial capital, if any) will have been duly authorized and, when issued and delivered pursuant to this Agreement, will be legally and validly issued and will be fully paid and non-assessable. No Golden Oak or Successor Fund shareholder will have any preemptive right of subscription or purchase in respect thereof.

               (f) Each Successor Fund intends to qualify as a RIC under the Code.

               (g) The prospectuses and statements of additional information of the Successor Funds will conform in all material respects to the applicable requirements of the 1933 Act and the 1940 Act, and the rules and regulations thereunder and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated or necessary to make the statements contained therein, in light of the circumstances under which they are made, not misleading.

         4.    Covenants.  Each of Arbor, on behalf of the Selling Funds, and
               ---------
Golden Oak, on behalf of the Successor Funds, covenant and agree as follows:

               (a) Each Selling Fund will operate its business in the ordinary course between the date of this Agreement and the Exchange Date, it being understood that such ordinary course of business will include customary dividends and shareholder purchases and redemptions.

               (b) Arbor will call a special meeting of Selling Fund Shareholders to consider and act upon this Agreement (or transactions contemplated hereby) and to take all other appropriate action necessary to obtain approval of the transactions contemplated herein.

               (c) Each Selling Fund will assist its corresponding Successor Fund in obtaining such information as the Successor Fund reasonably requests concerning the beneficial ownership of the Selling Fund's shares.

               (d) Subject to the provisions of this Agreement, each Successor Fund and its corresponding Selling Fund will each take or cause to be taken, all action, and do or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, including any actions required to be taken after the Exchange Date.

               (e) As promptly as practicable, but in any case within sixty days after the Exchange Date, each Selling Fund shall furnish its corresponding Successor Fund, in such form as is reasonably satisfactory to the Successor Fund, a statement of the earnings and profits of the Selling Fund for federal income tax purposes that will be carried over by the Successor Fund as a result of Section 381 of the Code, and which will be certified by Arbor's Treasurer or Assistant Treasurer.

               (f) Golden Oak will prepare and file with the Securities and Exchange Commission ("Commission") a registration statement on Form N-14 relating to the Successor Fund Shares to be issued to shareholders of the Selling Funds and a registration statement on Form N-1A relating to the Successor Funds. The Registration Statement on Form N-14 shall include a proxy statement and a prospectus of each Successor Fund relating to the transaction contemplated by this Agreement. The Registration Statements shall be in compliance with the 1933 Act, the Securities Exchange Act of 1934, as amended, and the 1940 Act, as applicable. Each party will provide the other party with the materials and information necessary to prepare the registration statement on Form N-14 (the "Proxy Materials"), for inclusion therein, in connection with the meeting(s) of the Selling Funds' shareholders to consider the approval of this Agreement and the transactions contemplated herein.

         5.    Golden Oak's Conditions Precedent.  The obligations of Golden Oak
               ---------------------------------
hereunder with respect to each Successor Fund shall be subject to the following conditions:

               (a) Arbor shall have furnished to Golden Oak a statement of each Selling Fund's assets, including a list of securities owned by each Selling Fund with their respective tax costs and values determined as provided in
Section 1 hereof, all as of the Valuation Time.

               (b) As of the Exchange Date, all representations and warranties of Arbor made in this Agreement shall be true and correct as if made at and as of such date, and that Arbor shall have complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such date.

         6.    Arbor's Conditions Precedent.  The obligations of Arbor hereunder
               ----------------------------
with respect to each Selling Fund shall be subject to the following conditions

               (a) As of the Exchange Date all representations and warranties of Golden Oak made in the Agreement shall be true and correct as if made at and as of such date, and that Golden Oak shall have complied with all of the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such date.

               (b) Arbor shall have received an opinion of Dickstein Shapiro Morin & Oshinsky LLP, counsel to Golden Oak, substantially to the effect that the Successor Fund Shares to be issued to the Selling Fund Shareholders have been duly authorized and, when issued and delivered pursuant to this Agreement, will be legally and validly issued and will be fully paid and non-assessable and no Golden Oak or Successor Fund shareholder will have any preemptive right of subscription or purchase in respect thereof.

         7.    Golden Oak's and Arbor's Conditions Precedent.  The obligations
               ---------------------------------------------
of both Golden Oak and Arbor hereunder shall be subject to the following conditions:

               (a) Golden Oak's Registration Statement on Form N-1A relating to the Successor Funds under the 1933 Act and the 1940 Act, shall have become effective, and the Registration Statement on Form N-14 relating to the transactions contemplated hereby shall have become effective under the 1933 Act and any additional post-effective amendments to such registration statements as are determined by the Board of Trustees of Golden Oak to be necessary and appropriate shall have been filed with the Commission and shall have become effective and no stop orders suspending the effectiveness thereof shall have been issued.

               (b) The Commission shall not have issued an unfavorable report under Section 25(b) of the 1940 Act and no action, suit or other proceeding shall be threatened or pending before any court or governmental agency which seeks to restrain or prohibit, or obtain damages or other relief in connection with this Agreement or the transactions contemplated herein.

               (c) Each party shall have received an opinion of Dickstein Shapiro Morin & Oshinsky LLP to the effect that each reorganization contemplated by this Agreement qualifies as a "reorganization" under
Section 368(a)(1)(F) of the Code.

               (d) This Agreement and the transaction contemplated hereby shall have been approved, with respect to each Selling Fund, by the requisite vote of the holders of the outstanding shares of each such Selling Fund in accordance with applicable law and the provisions of Arbor's Declaration of Trust and By-Laws.

               (e) All required consents of other parties and all other consents, orders, and permits of federal, state and local regulatory authorities (including those of the Commission and of state securities authorities, including any necessary "no-action" positions and exemptive orders from such federal and state authorities) to permit consummation of the transactions contemplated herein shall have been obtained, except where failure to obtain any such consent, order, or permit would not involve a risk of a material adverse effect on the assets or properties of any Successor Fund or any Selling Fund, provided that either party hereto may waive any such conditions for itself.

         Provided, however, that at any time prior to the Exchange Date, any of the foregoing conditions in this Section 7 may be waived by the parties if, in the judgment of the parties, such waiver will not have a material adverse effect on the benefits intended under this Agreement to the shareholders of a Selling Fund.

         8. Termination of Agreement. This Agreement and the transactions contemplated hereby may be terminated and abandoned by resolution of the Board of Trustees of Arbor or the Board of Trustees of Golden Oak at any time prior to the Exchange Date (and notwithstanding any vote of the shareholders of any Selling Fund) if circumstances should develop that, in the opinion of either the Board of Trustees of Arbor or the Board of Trustees of Golden Oak, make proceeding with this Agreement inadvisable.

               If this Agreement is terminated and the exchange contemplated hereby is abandoned pursuant to the provisions of this Section 8, this Agreement shall become void and have no effect, without any liability on the part of any party hereto or the Trustees, officers or shareholders of Golden Oak or the Trustees, officers or shareholders of Arbor, in respect of this Agreement.

         9. Waiver and Amendments. At any time prior to the Exchange Date, any of the conditions set forth in Section 5 may be waived by the Board of Trustees of Golden Oak, and any of the conditions set forth in Section 6 may be waived by the Board of Trustees of Arbor, if, in the judgment of the waiving party, such waiver will not have a material adverse effect on the benefits intended under this Agreement to the shareholders of the Selling Funds or the shareholders of the Successor Funds, as the case may be. In addition, prior to the Exchange Date, any provision of this Agreement may be amended or modified by the Boards of Trustees of Arbor and Golden Oak if such amendment or modification would not have a material adverse effect upon the benefits intended under this Agreement and would be consistent with the best interests of shareholders of the Selling Funds and the Successor Funds.

         10.   No Survival of Representations.  None of the representations and
               ------------------------------
warranties included or provided for herein shall survive consummation of the transactions contemplated hereby.

         11. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to principles of conflict of laws; provided, however, that the due authorization, execution and delivery of this Agreement, in the case of Arbor and Golden Oak, shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts and the State of Delaware, respectively, without giving effect to principles of conflict of laws.

         12.   Capacity of Trustees, Etc.
               --------------------------

               (a)(i) The names "Arbor Funds" and "Board of Trustees of Arbor Funds" refer, respectively, to the trust created and the trustees, as trustees but not individually or personally, acting from time to time under Arbor's Declaration of Trust, which is hereby referred to and a copy of which is on file at the office of the State Secretary of the Commonwealth of Massachusetts and at the principal office of Arbor. The obligations of Arbor entered into in the name or on behalf of each Selling Fund by any of the trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the trustees, shareholders or representatives of Arbor or such Selling Fund personally, but bind only such Selling Fund's trust property, and all persons dealing with any portfolio of shares of Arbor must look solely to the trust property belonging to such portfolio for the enforcement of any claims against Arbor.

                 (ii)Both parties specifically acknowledge and agree that any liability of a Selling Fund under this Agreement, or in connection with the transactions contemplated herein, shall be discharged only out of the assets of such Selling Fund and that no other portfolio of Arbor shall be liable with respect thereto.

               (b) Both parties specifically acknowledge and agree that any liability of a Successor Fund under this Agreement, or in connection with the transactions contemplated herein, shall be discharged only out of the assets of such Successor Fund and that no other portfolio of Golden Oak shall be liable with respect thereto.

         13.  Fees and Expenses.
              -----------------

     (a) The Successor Funds and Selling Funds represent and warrant to each other that there are no brokers or finders entitled to receive any payments in connection with the transactions provided for herein.


     (b) Except as otherwise provided for herein, all expenses of the transactions contemplated by this Agreement incurred by each Fund will be borne by CB Capital Management, Inc. or Federated Services Company. Such expenses include, without limitation, (i) expenses incurred in connection with the entering into and the carrying out of the provisions of this Agreement; (ii) expenses associated with the preparation and filing of the Prospectus/Proxy Statement on Form N-14 under the 1933 Act; (iii) registration or qualification fees and expenses of preparing and filing such forms as are necessary under applicable state securities laws to qualify the Successor Fund Shares to be issued in connection herewith in each state in which each Selling Fund's shareholders are resident as of the date of the mailing of the Proxy Statement to such shareholders; (iv) postage; (v) printing; (vi) accounting fees; (vii) legal fees; and (viii) solicitation costs of the transaction.


         14.   Counterparts.  This Agreement may be executed in counterparts,
               ------------
each of which, when executed and delivered, shall be deemed to be an original.

         IN WITNESS WHEREOF, Arbor and Golden Oak have caused this Agreement and Plan of Reorganization to be executed as of the date above first written.

ATTEST:                                  ARBOR FUNDS, on behalf of its
                                         portfolios listed on Schedule A hereto



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                                         Title:

ATTEST: GOLDEN OAK(R)FAMILY OF FUNDS, on behalf of its portfolios listed on Schedule A hereto



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                                         Title:


                                                                      Schedule A


1460889 v2; VB8902!.DOC
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               Arbor Fund                                  Golden Oak
                                                           ----------
   Selling Funds and Classes Thereof       Successor Funds and Classes Thereof
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Golden Oak Growth Portfolio                  Golden Oak Growth Portfolio
  Class A Shares                               Class A Shares
  Institutional Shares                         Institutional Shares
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Golden Oak Value Portfolio                   Golden Oak Value Portfolio
  Class A Shares                               Class A Shares
  Institutional Shares                         Institutional Shares
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Golden Oak Small Cap Value Portfolio       Golden Oak Small Cap Value Portfolio
  Class A Shares                               Class A Shares
  Institutional Shares                         Institutional Shares
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Golden Oak International Equity              Golden Oak International Equity
Portfolio                                    Portfolio
  Class A Shares                               Class A Shares
  Institutional Shares                         Institutional Shares
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Golden Oak Intermediate-Term Income          Golden Oak Intermediate-Term Income
Portfolio                                    Portfolio
  Class A Shares                               Class A Shares
  Institutional Shares                         Institutional Shares
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Golden Oak Michigan Tax Free Bond            Golden Oak Michigan Tax Free Bond
Portfolio                                    Portfolio
  Class A Shares                               Class A Shares
  Institutional Shares                         Institutional Shares
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Golden Oak Prime Obligation Money            Golden Oak Prime Obligation Money
Market Portfolio                             Market Portfolio
  Class A Shares                               Class A Shares
  Institutional Shares                         Institutional Shares
--------------------------------------------------------------------------------